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Exhibit 23.1

CONSENT OF STONEFIELD JOSEPHSON, INC.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The undersigned independent certified public accounting firm hereby consents to the inclusion of its report dated February 18, 2002 on the financial statements of Communication Intelligence Corp. for the years ended December 31, 2001, 2000, and 1999, and to the reference to it as experts in accounting and auditing relating to said financial statements, in the Form S-1 filed with Securities and Exchange Commission for Communication Intelligence Corp., dated January 10, 2003.

/s/ STONEFIELD JOSEPHSON, INC.
STONEFIELD JOSEPHSON, INC. Certified Public Accountants

Santa Monica, California
January 10, 2003

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  Exhibit 23.1
CONSENT OF STONEFIELD JOSEPHSON, INC. INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS